Exhibit 99.2

MEDIVATION REITERATES REJECTION OF SANOFI’S SUBSTANTIALLY INADEQUATE PROPOSAL

SAN FRANCISCO, CA – May 5, 2016 – Medivation, Inc. (NASDAQ: MDVN) today reiterated its rejection of Sanofi’s substantially inadequate proposal to acquire the Company for $52.50 per share in cash, following the receipt of a letter from Sanofi.

Medivation notes that Sanofi’s letter simply restates an inadequate proposal that the Medivation Board of Directors has already determined substantially undervalues the Company, its leading oncology franchise, and innovative late-stage pipeline. Medivation’s Board of Directors believes the execution of Medivation’s business plan will deliver value to its stockholders that is far superior to Sanofi’s proposal. Medivation’s Board will continue to act in the best interest of its stockholders.

As previously announced, the Company will host a live teleconference with management to discuss first quarter 2016 results, followed by a presentation to review the Company’s business performance and future prospects today at 4:30 p.m. Eastern Time.

A press release announcing the first quarter 2016 will be released after markets close on May 5, 2016.

•	Individuals may access the live audio webcast of the two hour live teleconference and presentation materials by visiting: http://investors.medivation.com/events.cfm. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary to listen to the webcast.

•	Interested parties may also listen to the teleconference:

•	U.S. Dial-in number: 877-303-2523

•	International Dial-in number: +1-253-237-1755

•	Conference ID: 95457891

Evercore and J.P. Morgan are serving as financial advisors to Medivation, and Wachtell, Lipton, Rosen & Katz and Cooley LLP are acting as legal counsel.

About Medivation, Inc.

Medivation, Inc. is a biopharmaceutical company focused on the development and commercialization of medically innovative therapies to treat serious diseases for which there are limited treatment options. Medivation aims to transform the treatment of these diseases and offer hope to critically ill patients and their families. For more information, please visit us at http://www.medivation.com.

Forward-Looking Statements

Forward-looking statements are made throughout this press release. The forward-looking statements in this press release include, but are not limited to, statements regarding Medivation’s strategy, plans, initiatives and anticipated financial performance, expected clinical and regulatory developments and the potential for XTANDI and Medivation’s pipeline assets and how they will drive growth for Medivation, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may also be identified by words such as “believes,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. All forward-looking statement are subject to risks and uncertainties which may cause actual results to differ significantly from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic conditions, Medivation’s dependence on its collaboration relationship with Astellas to support the continued commercialization of XTANDI® (enzalutamide) capsules despite increasing competitive, reimbursement and economic challenges; risks that unexpected adverse events could impact sales of XTANDI; the inherent uncertainty associated with the regulatory approval process; and other risks detailed in Medivation’s filings with the Securities and Exchange Commission, or SEC, including its annual report on Form 10-K for the year ended December 31, 2015, which was filed on February 26, 2016. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this press release. Medivation disclaims any obligation or undertaking to update, supplement or revise any forward-looking statements contained in this press release.

Additional Information

This press release is neither an offer to buy nor a solicitation of an offer to sell any securities of Medivation. No tender offer for the shares of Medivation has commenced at this time. In connection with its proposed transaction, Sanofi may file tender offer documents, consent solicitation documents or other documents with the U.S. Securities and Exchange Commission (“SEC”). If a tender offer and/or consent solicitation is commenced, Medivation will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to such tender offer and may file a solicitation of revocation in connection with such consent solicitation. Once filed, stockholders will be able to obtain, as applicable, the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Medivation on Schedule 14D-9, any consent solicitation, any solicitation of revocation and related materials with respect to any tender offer or consent solicitation, free of charge, at the website of the SEC at www.sec.gov, and from any information agent and/or dealer manager named in the tender offer materials. Stockholders may also obtain, at no charge, any such documents filed with or furnished to the SEC by Medivation under the “SEC Filings” tab in the “Investor Relations” section of Medivation’s website at www.medivation.com. Stockholders are advised to read these documents, if and when they become available, including any amendments thereto, as well as any other documents relating to any tender offer and/or consent solicitation that are filed with the SEC, carefully and in their entirety prior to making any decisions with respect to whether to tender shares or submit consents because the documents will contain important information.

Certain Information Regarding Participants

Medivation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of revocations in connection with any Sanofi solicitation. Information regarding the names of Medivation’s directors and executive officers and their respective interests in Medivation by security holdings or otherwise is set forth in Medivation’s proxy statement for the 2016 Annual Meeting of Shareholders, filed with the SEC on April 28, 2016. Additional information can also be found in Medivation’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 26, 2016 and in Medivation’s latest Quarterly Report on Form 10-Q.

Contacts:

Investors

Medivation, Inc.

Anne Bowdidge

650.218.6900

Media

Sard Verbinnen & Co

Ron Low

415.618.8750

Meghan Gavigan

415.618.8750

Michael Henson

+44 (0).20.3178.8914